EXHIBIT 3

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                TANDY CORPORATION



         TANDY CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is TANDY CORPORATION. The date of filing its original Certificate of Incorporation with the Secretary of State was December 19, 1967.

         2. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented, and there is no discrepancy between the provisions of the original Certificate of Incorporation, as amended or supplemented, and the provisions of this Restated Certificate of Incorporation.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated to read as herein set forth in full:

                          CERTIFICATE OF INCORPORATION

                                       OF

                                TANDY CORPORATION


     FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is TANDY CORPORATION.

     SECOND: The registered office of the Corporation in the State of Delaware is located at No. 100 West 10th Street, in the City of Wilmington, County of New Castle. The registered agent in charge thereof upon whom process against the Corporation may be served, is The Corporation Trust Company, 100 West 10th Street, Wilmington, Delaware.

     THIRD: The nature of the business of the Corporation and the objects and purposes to be transacted, promoted and carried on by it are as follows:

     (a) To carry on a general business as manufacturers and merchants, and to manufacture, produce, finish, treat, cure, tan or otherwise process, buy, sell, import, export and generally trade and deal in and with any and all kinds of materials, goods, wares and merchandise.

     (b) To subscribe for or cause to be subscribed for, to purchase, invest in, acquire, hold, own, sell, assign, transfer, mortgage, pledge, exchange, distribute or otherwise dispose of the whole or any part of the shares of stock, bonds, mortgages, debentures, notes, coupons, and other securities, obligations, contracts, and evidences of indebtedness of any corporation, domestic or foreign, and to issue in exchange therefor its shares of stock, bonds or other obligations; to exercise in respect to any such shares of stock, bonds or other securities, any and all rights, powers and privileges of individual owners or holders, including the right to vote thereon and to aid in any manner permitted by law any corporation or association of which any bonds or other securities or evidences of indebtedness or stock are held by the Corporation, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such stock, bonds or other securities or evidences of indebtedness, and to organize or promote or facilitate the organization of subsidiary companies.

     (c) To buy, lease or otherwise acquire the goodwill, franchises, rights, and property, both real, personal and mixed, of any person, firm, association or corporation, and to pay for the same in cash, property, stocks or bonds of the Corporation or otherwise and to hold and use or in any manner dispose of the whole or any part of the property so acquired; to conduct, carry on, operate, manage, control, improve and develop the whole or any part of any business or property so acquired, either in the name of such other person or persons, firm or corporation, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

     (d) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     (e) To do any and all things necessary, suitable, useful or proper in the accomplishment of any of the purposes and powers hereinabove set forth, either as principal or as agent, and in connection therewith to maintain offices, to appoint agents, to make contracts, to borrow money, to acquire, hold, mortgage, pledge, lease, sell, grant licenses with respect to or otherwise dispose of real and personal property, and to do any and all other acts and things, all to the same extent and as fully as natural persons might or could lawfully do in any part of the world, but only within the limits permitted to corporations organized under the General Corporation Law of Delaware.

     The foregoing enumeration of purposes, powers and objects shall not be deemed to limit or restrict in any manner the general powers of the Corporation under the General Corporation Law of Delaware or the laws of any state, territory, district or foreign country where the Corporation may be authorized to do business.

     FOURTH: The total number of shares which the Corporation shall have authority to issue is two hundred fifty-one million (251,000,000) of which one million (1,000,000) shares without par value shall be Preferred Stock and two hundred fifty million (250,000,000) shares of the par value of one dollar ($1.00) per share shall be Common Stock. The Preferred Stock shall be issued from time to time in one or more series with such distinctive serial designations and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;
(e) may be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or other special rights, qualifications, limitations, or restrictions thereof, all as shall hereinafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby granted to and vested in the board.

     Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation.

     No stockholder, as such, shall have any preemptive right to subscribe for or purchase any additional shares of stock or securities convertible into or carrying warrants or options to acquire shares of stock of the Corporation.

     Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

     FIFTH: The number of directors of the Corporation shall be such as from time to time shall be fixed by or in the manner provided in the bylaws but shall not be less than three.

     SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a) To make, alter, amend or repeal the bylaws of the Corporation; to issue, sell, grant options to purchase and dispose of shares of the authorized and previously unissued stock of any class of the Corporation and shares of its outstanding stock of any class held in its treasury; to issue, sell and dispose of the bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, including bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation convertible into stock of any class of the Corporation; to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation including after-acquired property; to declare and pay dividends on the stock of any class of the Corporation; to set apart out of any of the funds of the Corporation available for dividends or otherwise a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     (b) To designate one or more committees, by resolution passed by a majority of the whole board, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, and each committee shall have such name as may be stated in the bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     (c) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

     (d) To exercise all other corporate powers and to do all other acts and things as may be exercised or done by the Corporation, subject, however, to the provisions of the statutes of the State of Delaware and of this Certificate of Incorporation and the bylaws of the Corporation.

     SEVENTH: Elections of directors need not be by ballot unless the bylaws of the Corporation shall so provide.

     EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to the right reserved in this Article EIGHTH.

     4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors without a vote of the stockholders in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said TANDY CORPORATION has caused this Certificate to be signed by John V. Roach, its Chairman of the Board of Directors and attested by H. C. Winn, its Secretary this 10th of December, 1982.



                                TANDY CORPORATION

BY: /s/ John V. Roach
Chairman of the
Board of Directors


ATTEST:

BY: /s/ H. C. Winn
Secretary



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


     TANDY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Tandy Corporation on August 15, 1986, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling for consideration of said amendment at the annual meeting of the stockholders of said Corporation on November 13, 1986. The resolution setting forth the proposed amendment is as follows:

     RESOLVED: That the Certificate of Incorporation, as amended, be amended further by renumbering present Article EIGHTH as Article NINTH, and adding a new Article EIGHTH thereto, reading in its entirety as follows:

     "EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection
(b) of Section 102 of the General Corporation Law of Delaware, as the same may be amended and supplemented. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

     SECOND: That thereafter the annual meeting of the stockholders of said Corporation was held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Tandy Corporation has caused this Certificate to be signed by John V. Roach, its President, and attested by H. C. Winn, its Secretary, this 19th day of November, 1986.


                                TANDY CORPORATION


BY: /s/John V. Roach
President



ATTEST:


BY: /s/ H. C. Winn
Secretary


                           Certificate of Designation

                                       of

                          Certificate of Incorporation

                                       of

                                Tandy Corporation


                             Pursuant to Section 151
                      of the General Corporation Law of the
                                State of Delaware

     It is hereby certified that:

     1. The name of the corporation is Tandy Corporation (hereinafter called the "Corporation");

     2. The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), is hereby amended so that the designation and number of shares of the class and series acted upon in the following resolution, and the relative rights, preferences and limitations of such class and series, are as stated in such resolution;

     3. No shares of the Series A Junior Participating Preferred Stock (as defined below) have been issued; and

     4. The following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on June 22, 1990:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, with respect to the Series of Preferred Stock, no par value, of the Corporation authorized by the Board of Directors on August 13, 1986, designated the Series A Junior Participating Preferred Stock, the resolutions of the Board of Directors are hereby amended such that the designation and amount of the Series A Junior Participating Preferred Stock and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation, Par Value and Amount. The shares of such a series shall be designated as "Series A Junior Participating Preferred Stock" (hereinafter referred to as "Series A Preferred Stock"), the shares of such series shall be with no par value, and the number of shares constituting such series shall be 100,000; provided, however, that, if more than a total of 100,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement, dated as of June 22, 1990, between the Corporation and The First National Bank of Boston, as Rights Agent (as amended from time to time) (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to
Section 151 of the General Corporation Law of the State of Delaware, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

     Section 2.  Dividends and Distributions.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $50 or (b) 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.

     (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $50 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

     (A) Each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein (or as otherwise required by applicable law), holders of Series A Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Amendment creating a series of Preferred Stock or as otherwise required by law.

     Section 6.  Liquidation, Dissolution or Winding Up.

     (A) With respect to any liquidation, dissolution or winding up (voluntary or otherwise) of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000 (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chairman of the Board, Chief Executive Officer and President and attested by its Senior Vice President and Secretary this 22nd day of June, 1990.



/s/ John V. Roach
---------------------------
John V. Roach
Chairman of the Board
Chief Executive Officer and President


Attest:


/s/ Herschel C. Winn
-------------------------
Herschel C. Winn
Senior Vice President
and Secretary



                           CERTIFICATE OF DESIGNATIONS

                                       OF

                   SERIES B TESOP CONVERTIBLE PREFERRED STOCK

                                       of

                                TANDY CORPORATION



Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

     We, John V. Roach, Chairman, Chief Executive Officer and President and Herschel C. Winn, Senior Vice President and Secretary, respectively, of Tandy Corporation (the "Company"), a corporation organized and existing under the laws of the State of Delaware, in accordance with the provisions of Section 151 of the Delaware General Corporation Law, DO HEREBY CERTIFY that, pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Company, as amended, the Board of Directors authorized the series of Preferred Stock hereinafter provided for and established the voting powers thereof and adopted the following resolution creating a series of one hundred thousand (100,000) shares of Preferred Stock, without par value, designated as Series B TESOP Convertible Preferred Stock:

     RESOLVED: That pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Company be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1.  Designation  and Amount;  Special Purpose  Restricted  Transfer
Issue.

     (A) The shares of this series of Preferred Stock shall be designated as Series B TESOP Convertible Preferred Stock ("Series B Preferred Stock") and the number of shares constituting such series shall be one hundred thousand (100,000) shares.

     (B) Shares of Series B Preferred Stock shall be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Company. In the event of any transfer of shares of Series B Preferred Stock to any person other than the issuance of Series B Preferred Stock to any such plan trustee, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder, shall be automatically converted into shares of Common Stock (as defined herein) on the terms otherwise provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or other special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall be so converted; provided, however, that the pledge of Series B Preferred stock by an employee stock ownership plan or other employee benefit plan of the Company shall not constitute a transfer for the purposes of this
Section 1. Certificates representing shares of Series B Preferred Stock shall be legended to reflect the ongoing provisions. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shared of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

Section 2.  Dividends and Distributions.

     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $75.00 per share per annum, payable semi-annually in arrears, one-half on June 30 and one-half on December 31 of each year (each a "Dividend Payment Date") commencing on December 31, 1990, to holders of record at the start of business on such Dividend Payment Date; provided, however, that if as of a given Dividend Payment Date $37.50 is less than an amount (the "Common Stock Equivalent Dividend") equal to (i) the aggregate amount of all cash dividends (excluding an amount equal to the Fair Market Value of an Extraordinary Distribution made during such period as defined in paragraph (G) of Section 9) declared per share of Common Stock since the immediately preceding Dividend Payment Date multiplied by (ii) the number of shares of Common Stock into which such shares of Series B Preferred Stock was convertible at the time each such dividend was declared (including, without limitation, any and all adjustments as provided in Section 9 hereof), then the Preferred Dividend payable for such period shall equal the Common Stock Equivalent Dividend amount. In the event that any Dividend Payment Date shall fall on any day other than a "business day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the business day immediately preceding such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Company shall have earnings or surplus at the time. Preferred Dividends accrued after the date of issuance thereof on the shares of Series B Preferred Stock for any period less than a full semi-annual period between Dividend Payment Dates shall be computed on the basis of a 360-day year of twelve 30-day months. A proportional dividend shall accrue for the period from the date of issuance until December 31, 1990 and shall be calculated based on the fixed Preferred Dividend amount. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

     (B) So long as any Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock, like dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on the Series B Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any other class of stock or series thereof of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been paid or declared and set aside for payment;
provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series B Preferred stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series B Preferred Stock in exchange solely for shares of any other stock ranking as to dividends and as to distributions in the event of a liquidation, dissolution, or winding-up of the Company, junior to the Series B Preferred stock.

     Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

     (A) The holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Company, voting together with the holders of Common Stock as one class. Each share of the Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 (A) hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series B Preferred Stock shall also be similarly adjusted.

     (B) Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

     (C) The Restated Certificate of Incorporation, as amended, of the Company or this Resolution (including, without limitation, any such alteration, amendment or repeal effected by any merger or consolidation in which the Company is a surviving or resulting corporation) shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect the holders thereof adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series B Preferred Stock, voting together as a single class.

     Section 4.  Liquidation, Dissolution or Winding Up.

     (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to receive out of the assets of the Company which remain after satisfaction in full of all valid claims of creditors of the Company and which are available for payment to stockholders and subject to the rights of the holders of any stock of the Company ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, liquidating distributions in the amount of $1,000 per share (the "Liquidation Price"), plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If, upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series B Preferred Stock and any other parity stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amounts to which they are entitled as provided by the foregoing provisions of this Section 4(A), the holders of shares of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Company.

     (B) Neither the merger or consolidation of the Company with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Company, nor the sale, transfer or lease of all or any portion of the assets of the Company, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Company for purposes of this Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

     (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at the address shown on the books of the Company or any transfer agent for the Series B Preferred Stock.

     Section 5.  Conversion into Common Stock.

     (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time (but not after the close of business on a date fixed for redemption of such shares pursuant to Sections 6, 7 and 8 hereof), to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of (i) $1,000 to (ii) the amount which (A) initially shall be equal to 125% of the Fair Market Value (as defined herein) of the Common Stock on the date of issuance of the Series B Preferred Stock, and (B) shall be adjusted as hereinafter provided (such amount, as it may be so adjusted from time to time, is hereinafter sometimes referred to as the "Conversion Price").

     (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Company or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

     (C) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Company shall issue and send by hand delivery (with receipt to be acknowledged) or by first class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

     (D) The issuance by the Company of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) as provided by this Resolution. On and after the effective day of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall coincide with or be on or subsequent to the effective date of conversion of such shares.

     (E) The Company shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

     (F) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, or Common Stock held as Treasury Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Nothing contained herein shall preclude the Company from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series B Preferred Stock into Common Stock pursuant to the terms hereof. The Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Company lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall form time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.

     (G) The Company has entered into an Amended Restated Shareholder Rights Agreement dated as of June 22, 1990 (the "Rights Agreement") governing the issuance to holders of Common Stock of rights to purchase capital stock or other securities of the Company. Whenever the Company shall issue shares of Common Stock as contemplated by this Section 5, the Company shall comply with the terms of the Rights Agreement or any successor rights agreement and applicable resolutions of the Board of Directors relating to rights dividends with respect to the issuance of rights together with the issuance of such shares of Common Stock.

     Section 6.  Redemption At the Option of the Company.

     (A) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time after July 1, 1994, or on or before July 1, 1994 if permitted by paragraph (D) of this Section 6, at the following redemption prices per share, expressed as a percentage of the Liquidation Price per share:


         During the Twelve-
           Month Period                           Price Per
         Beginning July 1,                          Share



                  1990                            107.50%
                  1991                            106.75%
                  1992                            106.00%
                  1993                            105.25%
                  1994                            104.50%
                  1995                            103.75%
                  1996                            103.00%
                  1997                            102.25%
                  1998                            101.50%
                  1999                            100.75%
                  2000                            100.00%

and thereafter at $1,000 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section
6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Company shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed, by lot, as may be determined by the Board of Directors of the Company.

     (B) Unless otherwise required by law, notice of redemption for any redemption made pursuant to this Section 6 will b sent to the holders of Series B Preferred Stock at the address shown on the books of the Company or any transfer agent for the Series B Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised (which shall be no less than twenty (20)
days), and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock on the date such notice is sent. The foregoing notice provisions may be amended, if necessary, so as to comply with the optional redemption provisions for preferred stock as "qualifying employer securities" or "employer securities" within the meaning of Sections 4975(e)(8) and 409(1) of the Internal Revenue Code of 1986, as amended (the "Code"), or under any successor provision thereof or as "qualifying employer securities" under Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or under any successor provision thereof. Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the date fixed for redemption and at the redemption price set forth in this Section 6.

     (C) (i) In the event of a change in the federal tax laws of the United States of America (or any regulations or rulings promulgated thereunder), or any change in the application, enforcement or interpretation in respect of such laws, regulations or rulings, including any of the foregoing taken by a court of competent jurisdiction, which has the effect of precluding the Company from claiming any of the tax deductions for dividends paid on the Series B Preferred Stock (other than a change treating the dividends as a preference item for purposes of determining alternative minimum tax) when such dividends are used as provided under Section 404(k)(2) of the Code and in effect on the date shares of Series B Preferred Stock are initially issued, or (ii) upon a determination by the Internal Revenue Service that the Company's employee stock ownership plan (the "Plan"), as amended, or any successor plan is not qualified under Sections 401(a), 401(k) and 4975(e)(7) of the Code, the Company may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this
Section 6, elect to redeem such shares for the amount payable in respect of the shares upon liquidation of the Company pursuant to Section 4 hereof. Notice of such redemption shall be provided in accordance with the procedures set forth in paragraph (B) of this Section 6, provided, however, that notice of redemption for any redemption made pursuant to clause (i) of this paragraph 6(C) shall be mailed not more than ninety (90) days after the later to occur of (i) the effective date, or (ii) the date of enactment, of the change permitting such redemption.

     (D) If the Company terminates or partially terminates the Plan, then, notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Company may elect to redeem and all of the shares of Series B Preferred Stock at any time prior to July 1, 1994, on the terms and conditions set forth in paragraphs (A) and (B) of this Section 6.

     (E) The Company shall make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash, or if the Company so elects, in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purposes at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof). Notwithstanding anything herein to the contrary (including Section 7 hereof), in the event that the company elects, by a resolution of its Board of Directors, to make payment of all future redemption prices solely in cash or solely in shares of Common Stock of the Company and notifies the holders of Series B Preferred Stock of such election, all such payments thereafter shall be made in compliance with such election and such election shall be irrevocable.

     Section 7.  Other Redemption Rights.

     For consideration as provided in paragraph (E) of Section 6, shares of Series B Preferred Stock shall be redeemed by the Company at a redemption price equal to the greater of the Fair Market Value (as hereinafter defined) or the Liquidation Price of the Series B Preferred Stock plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Company given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, when and to the extent necessary
(i) for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the Plan, or any successor Plan, (ii) for such holder to make payment of principal, interest or premium due and payable (whether as scheduled or upon acceleration) on indebtedness of the trust under such Plan or any indebtedness incurred by the holder or the benefit of the Plan, or (iii) when and if it shall be established to the satisfaction of the holder that the Plan has not initially been determined by the Internal Revenue Service to be qualified as an employee stock ownership plan within the meaning of Sections 401(a) or 4975(e)(7) of the Code, respectively.

     Section 8.  Consolidation, Merger, etc.

     (A) In the event that the Company shall consummate any consolidation, merger or similar business transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Company) that constitutes "employer securities" with respect to a holder of Series B Preferred Stock (within the meaning of
Section 409 (1) of the Code) and "qualifying employer securities" (within the meaning of Section 407(d)(5) of ERISA, or any successor provisions of law) and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock of such holder shall be assumed and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Sections 5 and 7 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares;
receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share of Common Stock, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share of Common Stock shall be the kind and amount so receivable per share by a plurality of the non-electing shares of Common Stock). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to
Section 9 hereof after any such transaction as nearly equivalent to the adjustments provided for by such section prior to such transaction. The Company shall not merger, consolidation or similar transaction unless all then outstanding shares of the Series B Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

     (B) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (C) of this Section 8), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted at such time so that each share of Series B Preferred Stock shall, be virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share of Common Stock, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share of Common Stock shall be the kind and amount so receivable per share by a plurality of the non-electing shares of Common Stock).

     (C) In the event the Company shall enter into any agreement providing for any consolidation, merger, or similar transaction described in paragraph (B) of this Section 8, then the Company shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, out of funds legally available therefor, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the amount payable in respect of shares of Series B Preferred Stock upon redemption pursuant to paragraph (A) of Section 6 hereof. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the second business day prior to consummation of such transaction, unless the Company of the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the second business day prior to consummation of such transaction.

     Section 9.  Anti-dilution Adjustments.

     (A) In the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Company (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply; or otherwise, subject to the provisions of subparagraphs E and F of this Section 9, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by the fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

     (B) In the event that the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Company, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant (i) any security convertible into or exchangeable for shares of Common Stock or (ii) any rights issued pursuant to or governed by the Rights Agreement or any successor rights agreement thereto) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

     (C) In the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to (i) any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (ii) any rights issued pursuant to or governed by the Rights Agreement or any successor rights agreement, and (iii) any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Company or any subsidiary of the Company heretofore or hereafter adopted) for a consideration having a Fair Market Value of Common Stock on the date of such issuance, sale or exchange less than the Fair Market Value of such shares of Common Stock on the date of such issuance, sale or exchange, then, subject to the provisions of paragraphs (E) and (F) of this
Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Company. In the event the Company shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance (i) to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Company), (ii) of rights issued pursuant to or governed by the Rights Agreement or any successor rights agreement thereto, and (iii) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Company heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value at the time of such issuance of the consideration which the Company would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).


     (D) In the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Company (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs
(E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction, the numerator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value (as herein defined) of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (A) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Company multiplied by (B) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The
Company shall send each holder of Series B Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Company to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Company pursuant to such offer, as well as the Conversion Price and the numbers of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

     (E) Notwithstanding any other provisions of this Section 9, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.


     (F) If the Company shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Company or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Company shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Company determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Company, which adjustment shall in no event adversely effect the powers, preferences or special rights of the Series B Preferred Stock as set forth herein. The determination of the Board of Directors of the Company as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all stockholders of the Company. The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Company, subdivision, reclassification or combination of shares of stock of the Company or any recapitalization of the Company shall not be taxable to holders of the Common Stock.

     (G) For purposes of this Resolution, the following definitions shall apply:
The term "business day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York or Fort Worth, Texas are not required to be open.

     "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common stock (effected while any of the shares of Series B Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date, including all extensions thereof, of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and (ii) of any shares of capital stock of the Company (other than shares of Common Stock), other securities of the Company (other than securities of the type referred to in paragraph (B) of this Section 9), evidences of indebtedness of the Company or any other person or any other property (including shares of any subsidiary of the Company), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9.

     "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for a day shall mean (i) for purposes of Sections 6 and 7 hereof, the mean between the highest and lowest reported sales price on such day and (ii) for all other purposes hereof, the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof on each trading day during the Adjustment Period.

     "Adjustment Period" shall mean the period of five (5) consecutive trading days, selected by the Board of Directors of the Company or a committee thereof in a manner determined by such Board of Directors or committee to be most favorable to the holders of the Series B Preferred Stock, during the twenty (20) trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security (except with respect to the Series B Preferred Stock) which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee. The "Fair Market Value" of the Series B Preferred Stock shall be the value determined by an independent appraisal firm appointed by the Trustee, provided that in determining such value, such appraisal firm shall not take into account any accrued but unpaid Preferred Dividends.

     "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Company of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (i) the product of the Fair Market value of a share of Common Stock on the day preceding the first announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable to the Company pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Company.

     "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Company or any subsidiary thereof, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including shares of a subsidiary of the Company), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Company or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(G), shares shall be deemed to have been purchased by the Company or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series B Preferred Stock are initially issued by the Company or on such other terms and conditions as the Board of Directors of the Company or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

     (H) Whenever an adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock is required pursuant to this Resolution, the Company shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock if there be one, and with the Secretary of the Company, a statement signed by two officers of the Company stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock, the Company shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series B Preferred Stock.

     Section  10.  Ranking;   Attributable  Capital  and  Adequacy  of  Surplus;
Retirement of Shares.

     (A) The Series B Preferred Stock shall rank senior to (i) the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up of the Company, and (ii) the Series A Junior Participating Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up. Unless otherwise provided in the Restated Certificate of Incorporation of the Company, as amended, or a Certificate of Designations relating to a subsequent series of Preferred Stock, without par value, of the Company, the Series B Preferred Stock shall rank junior to all other subsequent series of the Company's Preferred Stock, without par value, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

     (B) The capital of the Company allocable to the Series B Preferred Stock for purposes of the Delaware General Corporation Law (the "Corporation Law") shall be $1.00 per share. In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Company allocable to the Common Stock for the purpose of the Corporation Law if, as a result thereof, the surplus of the Company for purposes of the Corporation Law would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series B Preferred Stock during the following three years.

     (C) Any shares of Series B Preferred Stock acquired by the Company by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of preferred Stock, without par value, of the Company, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

     Section 11. Miscellaneous.

     (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Company, to its office at 1800 One Tandy Center, Fort Worth, Texas 76102, (Attention: Herschel C. Winn, Senior Vice President and Secretary) or the transfer Agent for the Series B Preferred Stock, or other agent of the Company designated as permitted by this Resolution or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

     (B) The term "Common Stock" as used in this Resolution means the Company's Common Stock of $1.00 par value, as the same exists at the date of filing of a Certificate of Designations relating to Series B Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 of this Resolution, the holder of any share of the Series B Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8 and 10 and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

     (C) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

     (D) In the event that a holder of shares of Series B Preferred Stock shall not be written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Company.

     (E) Unless otherwise provided in the Restated Certificate of Incorporation, as amended, of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

     (F) The Company may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.

     IN WITNESS WHEREOF, the undersigned have executed and subscribed this Certificate of Designations and have affixed the seal of the Company hereto and do affirm the foregoing as true under the penalties of perjury this 29th day of June, 1990.




/s/  John V. Roach
John V. Roach
Chairman and Chief
Executive Officer



ATTEST:


/s/  Herschel C. Winn
Herschel C. Winn
Secretary


                            TANDY CORPORATION BYLAWS
                                 RESTATED AS OF
                                 JANUARY 1, 1996

                                    ARTICLE I

                                     OFFICES

     SECTION 1. Registered Office. The Registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be The Corporation Trust Company.

     SECTION 2. Other Offices. The principal office shall be at 1800 One Tandy Center, Fort Worth, Texas. The Corporation may also have offices at other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Place of Meeting. All meetings of the stockholders for the election of directors shall be held at such place within or without the State of Delaware as the Board of Directors may designate, provided that at least ten
(10) days' notice must be given to the stockholders entitled to vote thereat of the place so fixed. Until the Board of Directors shall designate otherwise the annual meeting of stockholders and the election of directors shall take place at the office of the Corporation at 1800 One Tandy Center, Fort Worth, Texas. Meetings of stockholders for any other purpose may be held at such place and time as shall be stated in the notice of the meeting.

     SECTION 2. Annual Meetings. The annual meeting of the stockholders for the year 1993 shall be held on October 7, 1993, at 10:00 A.M., or on such other date and at such other time as shall be designated by the Board of Directors and stated in the notice of the meeting. The annual meeting of the stockholders shall be held on the Third Thursday in May of each year beginning with the year 1994, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 A.M., or on such other date and at such other time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meetings the stockholders shall elect a Board of Directors by a plurality vote and shall transact such other business as may properly be brought before the meeting.

     SECTION 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the Certificate of InCorporation, may be called by the Chairman of the Board or the President, and shall be called by the Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 4. Notice. Written or printed notice of every meeting of stockholders, annual or special, stating the time and place thereof, and, if a special meeting, the purpose or purposes in general terms for which the meeting is called, shall not be less than ten (10) days before such meeting be served upon or mailed to each stockholder entitled to vote thereat, at his address as it appears upon the books of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, then to the address designated in such request.

     SECTION 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum. If, however, such majority shall not be represented at any meeting of the stockholders regularly called, the holders of a majority of the shares present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 6. Votes. Proxies. At each meeting of stockholders every stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the books of the Corporation on the date on which the transfer books were closed, if closed, or on the date set by the Board of Directors for the determination of stockholders entitled to vote at such meeting. At each such meeting every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.

     At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the Certificate of Incorporation or the laws of the State of Delaware. Unless so directed by the chairman of the meeting, or required by the laws of the State of Delaware, the vote thereat on any question need not be by ballot.

     On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled. On a vote by ballot, the chairman shall appoint two inspectors of election, who shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability and who shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken; but no director or candidate for the office of director shall be appointed as such inspector.

     SECTION 7. Stock List. At least ten (10) days before every election of directors, a complete list of stockholders entitled to vote at such election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each shall be prepared by the Secretary. Such list shall be open at the place where the election is to be held for said ten (10) days, to the examination of any stockholder entitled to vote at that election and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     SECTION 8. Notice of Stockholder Proposals.

     (a) At an annual meeting of the stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (i) by, or at the direction of, the Board of Directors or (ii) by any stockholder of record of the Corporation who complies with the notice procedures set forth in this Section 8 of these Bylaws. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of the Corporation's stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (iv) any financial interest of the stockholder in such proposal.

     (b) If the presiding officer of the annual meeting determines that a stockholder proposal was not made in accordance with the terms of this Section 8, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

     (c) This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

     (d) Any stockholder seeking to bring a proposal before an annual meeting of the Corporation shall continue to be subject, to the extent applicable, to the requirements of Section 14(a) of the Securities Act of 1934, as amended, and the regulations thereunder, as well as the requirements of this Section 8.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. Number. The business and property of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than three
(3) or more than fourteen (14) members, none of whom need be a stockholder.

     The Board of Directors of the Corporation shall initially be composed of three (3) directors, but the Board may at any time by resolution increase or decrease the number of directors to not more than fourteen (14) or less than three (3). The vacancies resulting from any such increase in the Board of Directors, or an increase resulting from an amendment of this Section, shall be filled as provided in Section 3 of this ARTICLE III.

     SECTION 2. Term of Office. Except as otherwise provided by law such director shall hold office until the next annual meeting of stockholders, and until his successor is duly elected and qualified or until his earlier death or resignation.

     SECTION 3. Vacancies. If any vacancy shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, by a majority vote may fill the vacancies or newly created directorships, or any such vacancies or newly created directorships may be filled by the stockholders at any meeting. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

     SECTION 4. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or by the Chairman of the Board, or the CEO as may be specified in the notice or waiver of notice of any meeting. A regular meeting of the Board of Directors may be held without notice immediately following the annual meeting of stockholders at the place where such annual meeting is held. Regular meetings of the Board may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

     Special meetings of the Board of Directors may be called by the Chairman of the Board, the CEO or the Secretary and shall be called by the Secretary on the written request of two members of the Board of Directors. Notice of any special meeting shall be given to each director at least (a) twelve (12) hours before the meeting by telephone or by being personally delivered or sent by telex, telecopy, telegraph, or similar means or (b) three (3) days before the meeting if delivered by mail to the director's residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, telegraph or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting.

     Members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant hereto shall constitute presence in person at such meeting.

     Any director may waive notice of any meeting by a writing signed by the director entitled to the notice and filed with the minutes or corporate records. The attendance at or participation of the director at a meeting shall constitute waiver of notice of such meeting, unless the director at the beginning of the meeting or promptly upon his arrival objects to holding the meeting or transacting business at the meeting.

     SECTION 5. Quorum. A majority, but not less than two (2), of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 6. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, a fixed sum for attendance at each meeting of the Board of Directors and/or a stated fee as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee and/or of other committees may be allowed like compensation and reimbursement of expenses for attending committee meetings.

     SECTION 7. Chairman. From its members, the Board of Directors will elect a chairman to preside over meetings of the shareholders and of the Board. The Chairman may simultaneously serve as any Officer of the Corporation set forth in
Article V. The Board may elect one or more Vice Chairmen. In the absence of the Chairman or a Vice Chairman, if any, the Board shall designate a person to preside at such meetings. The director's fee of the Chairman and the Vice Chairman, if any, will be set by the Board.

     SECTION 8. Director Nominations. Nominations for the election of directors may be made by the Board of Directors or a nominating committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days prior to the first anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated: (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                   ARTICLE IV

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint an Executive Committee of two
(2) or more members, to serve during the pleasure of the Board of Directors, to consist of such directors as the Board of Directors may from time to time designate. The Chairman of the Executive Committee shall be designated by the Board of Directors.

     SECTION 2. Procedure. The Executive Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members. Members of the Executive Committee or any other committee may participate in a meeting of such Committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant hereto shall constitute presence in person at such meeting.

     SECTION 3. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management and direction of the business and affairs of the Corporation, to the extent permitted by law.


     SECTION 4. Minutes. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board of Directors at its next meeting. Such action shall be subject to review by the Board of Directors, provided that no rights of third parties shall be affected by such review.

     SECTION 5. Other Committees. From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, may appoint other committees for any purpose or purposes, and such committees shall have such powers as shall be conferred by the resolution of appointment, and as shall be permitted by law.

                                    ARTICLE V

                                    OFFICERS

     SECTION 1. Officers. The Board of Directors shall elect, as officers, a Chief Executive Officer ("CEO"), a President, a Treasurer and a Secretary, and in their discretion one or more of the following officers: Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, and Assistant Treasurers. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and each shall hold office until the corresponding meeting of the Board of Directors in the next year and until his successor shall have been duly elected and qualified, or until he shall have died or resigned or shall have been removed in the manner provided herein. The powers and duties of two or more offices may be exercised and performed by the same person, except the offices of CEO and Secretary.

     SECTION 2. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     SECTION 3. Chief Executive Officer The Chief Executive Officer shall be the chief executive officer (CEO) of the Corporation. Subject to the direction of the Board of Directors, he shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

     SECTION 4. President. The President shall perform such duties as the Board of Directors may prescribe. In the absence or disability of the CEO, the President shall perform and exercise the powers of the CEO. In addition, the President shall perform such duties as from time to time may be delegated to him by the CEO.


     SECTION 5. Executive Vice Presidents. The Executive Vice Presidents shall perform such duties as the Board of Directors may prescribe. In the absence or disability of the CEO and President, the Executive Vice Presidents in the order of their seniority or in such order as may be specified by the Board of Directors, shall perform the duties of CEO. In addition, the Executive Vice
Presidents shall perform such duties as may from time to time be delegated to them by the CEO.

     SECTION 6. Senior Vice Presidents. The Senior Vice Presidents shall perform such duties as the Board of Directors may prescribe. In the absence or disability of the CEO, President, and the Executive Vice Presidents, the Senior Vice Presidents in the order of their seniority or in such other order as may be specified by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Senior Vice Presidents shall perform such duties as from time to time may be delegated to them by the CEO.

     SECTION 7. Vice Presidents. The Vice Presidents shall perform such duties as the Board of Directors may prescribe. In the absence or disability of the CEO, President, the Executive Vice Presidents and the Senior Vice Presidents, the Vice Presidents in the order of their seniority or in such other order as may be specified by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Vice Presidents shall perform such duties as may from time to time be delegated to them by the CEO.

     SECTION 8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors; he may endorse for collection on behalf of the Corporation, checks, notes and other obligations; he may sign receipts and vouchers for payments made to the Corporation; singly or jointly with another person as the Board of Directors may authorize, he may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board of Directors; he shall cause to be kept correct books of account of all the business and transactions of the Corporation, shall see that adequate audits thereof are currently and regularly made, and shall examine and certify the accounts of the Corporation; he shall render to the Board of Directors, the Executive Committee, the Chairman of the Board, the Vice Chairman, the CEO or to the President, whenever requested, an account of the financial condition of the Corporation; he may sign with the Chairman of the Board, the Vice Chairman of the Board, the CEO, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a Corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 9. Assistant Treasurers. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the CEO, or the Board of Directors shall prescribe.

     SECTION 10. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of law and these Bylaws; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when the seal is so affixed he may attest the same; he may sign, with the Chairman of the Board, the Vice Chairman, the CEO, the President or a Vice President, certificates of stock of the Corporation; and in general he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors or the CEO.

     SECTION 11. Assistant Secretaries. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the CEO, or the Board of Directors shall prescribe.

     SECTION 12. Subordinate Officers. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

     SECTION 13. Compensation. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

     SECTION 14. Removal. Any officer of the Corporation may be removed, with or without cause, by a majority vote of the Board of Directors at a meeting called for that purpose.

     SECTION 15. Bonds. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amounts as may be satisfactory to the Board of Directors.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

     SECTION  1.  Form and  Execution  of  Certificates.  The  interest  of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as may be prescribed from time to time by law and by the Board of Directors. The certificates of stock of each class and series now authorized or which may hereafter be authorized by the Certificate of Incorporation shall be consecutively numbered and signed by either the Chairman of the Board or the CEO or the President or a Vice President together either with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such Chairman of the Board, CEO, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary upon such certificate may be facsimiles engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been placed upon, such certificate or certificates shall have ceased to be such, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued and delivered, such certificate or certificates may nevertheless be issued and delivered with the same effect as if such officer or officers had not ceased to be such at the date of its issue and delivery.

     SECTION 2. Transfer of Shares. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     SECTION 3. Closing of Transfer Books and Record Dates. The Board of Directors may in its discretion prescribe in advance a period not exceeding fifty (50) days prior to the date of any meeting of the stockholders or prior to the last day on which the 3consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, during which no transfer of stock on the books of the Corporation may be made; or in lieu of prohibiting the transfer of stock, may fix in advance a time not more than fifty (50) days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may also, in its discretion, fix in advance a date not exceeding fifty (50) days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidence of rights, or evidences of interests arising out of any issuance, change, conversion or exchange of capital stock, as a record date for the determination of the stockholders entitled to receive or participate in any such dividend, distribution, rights or interests, notwithstanding any transfer of any stock on the books of the Corporation after any record date fixed as aforesaid, or, at its option, in lieu of so fixing a record date, may prescribe in advance a period not exceeding fifty (50) days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the Corporation may be made.

     SECTION 4. Lost or Destroyed Certificates. In case of the loss or destruction of any outstanding certificate of stock, a new certificate may be issued upon the following conditions:

     The owner of said certificate shall file with the Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit to be in such form and contain such statements as shall satisfy the Chairman of the Board and Secretary that said certificate has been accidentally destroyed or lost, and that a new certificate ought to be issued in lieu thereof. Upon being so satisfied, the Chairman of the Board and Secretary shall require such owner to file with the Secretary a bond in such penal sum and in such form as they may deem advisable, and with a surety or sureties approved by them, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate in lieu thereof, or if they deem it appropriate, to waive the requirement to secure a bond with a surety. Upon such bond being so filed, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed; and the transfer agent and registrar of stock, if any, shall countersign and register such new certificate upon receipt of a written order signed by the said Chairman of the Board and Secretary, and thereupon the Corporation will save harmless said transfer agent and registrar in the premises. The CEO or the President or any Vice President may act hereunder in the stead of the Chairman of the Board, and an Assistant Secretary in the stead of the Secretary. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate may be surrendered. A new certificate may be issued without requiring any bond when in the judgment of the Board of Directors it is proper to do so.

                                   ARTICLE VII

                               CHECKS, NOTES, ETC.

     SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

     SECTION 2. Execution of Contracts, Assignments, etc. All contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments (except as provided in Sections 1 and 3 of this Article VII) shall be signed by the CEO, the President, any Executive Vice President, Senior Vice President, or Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, or by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

     SECTION 3. Execution of Proxies. The Chairman of the Board, the CEO, President, or a Vice President of the Corporation may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other companies standing in the name of the Corporation. All such proxies shall be signed in the name of the Corporation by the Chairman of the Board, the CEO, President or a Vice President and by the Secretary or an Assistant Secretary.

                                  ARTICLE VIII

                              WAIVERS AND CONSENTS

     SECTION 1. Waivers. Whenever under the provisions of any law or under the provisions of the Certificate of InCorporation of the Corporation or these Bylaws, the Corporation, or the Board of Directors or any committee thereof, is authorized to take any action after notice to stockholders or the directors or the members of such committee, or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time if, at any time before or after such action be completed, such requirements be waived in writing by the person or persons entitled to said notice or entitled to participate in the action to be taken, or, in the case of a stockholder, by his attorney thereunto authorized.

     SECTION 2. Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.

                                   ARTICLE IX

                           DIVIDENDS AND RESERVE FUNDS

     SECTION 1. Dividends. Except as otherwise provided by law or by the Certificate of InCorporation, the Board of Directors may declare dividends out of the surplus of the Corporation at such times and in such amounts as it may from time to time designate.

     SECTION 2. Reserve Funds. Before crediting net profits to the surplus in any year, there may be set aside out of the net profits of the Corporation for that year such sum or sums as the Board of Directors from time to time in its absolute discretion may deem proper as a reserve fund or funds to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation.

                                    ARTICLE X

                               INSPECTION OF BOOKS

     The Board of Directors shall determine from time to time whether, and if allowed when and under what conditions and regulations, the accounts and books of the Corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders; and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

                                   ARTICLE XI

                                   FISCAL YEAR

     The fiscal year of the Corporation shall end on the thirty first day of December each year commencing with December 31, 1992, unless another date shall be fixed by resolution of the Board of Directors. After such date is fixed, it may be changed for future fiscal years at any time or from time to time by further resolution of the Board of Directors.

                                   ARTICLE XII

                                      SEAL

     The corporate seal shall be circular in form and shall contain the name of the Corporation, the state of incorporation, and the words "Corporate Seal".

                                  ARTICLE XIII

                                   AMENDMENTS

     SECTION 1. By Stockholders. These Bylaws may be amended by a majority vote of the stock entitled to vote and present or represented at any annual or special meeting of the stockholders at which a quorum is present or represented, if notice of the proposed amendment shall have been contained in the notice of the meeting.

     SECTION 2. By Directors. Except as otherwise specifically provided in the Bylaws, if any, adopted by the stockholders, these Bylaws may be amended by the affirmative vote of a majority of the Board of Directors, at any regular meeting or special meeting thereof, if notice of the proposed amendment shall have been contained in the notice of such meeting. If any Bylaw regulating an impending election of directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the Bylaws so adopted or amended or repealed together with a concise statement of the changes made.


                                   ARTICLE XIV

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

     The Corporation shall indemnify and reimburse each person, and his heirs, executors or administrators, who is made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was or is a director, officer, employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against expenses
(including attorney's fees), judgments, fines and amounts paid in settlement, actually or reasonably incurred by him in connection with such action, suit or proceeding and shall advance the expenses incurred by any officer or director in defending any such action, suit or proceeding to the full extent permitted by
Section 145 of the General Corporation Law of the State of Delaware as it may be amended or supplemented from time to time. Such right of indemnification or advancement of expenses of any such person shall not be deemed exclusive of any other rights to which he may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     The foregoing provisions of this Article XIV shall be deemed to be a contract between the Corporation and each person who serves in any capacity specified therein at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.